Exhibit 99.1

CONSOL Energy Inc. Announces Receipt of Requisite Consents with Respect to its Tender Offers and Consent Solicitations for its 8.25% Senior Notes Due 2020 and its 6.375% Senior Notes Due 2021

PITTSBURGH, March 23, 2015 /PRNewswire/ — CONSOL Energy Inc. (NYSE: CNX) (“CONSOL”) announced today that, as of 5:00 p.m., New York City time, on March 20, 2015 (the “Consent Expiration”), as reported by the tender agent, it had received tenders and consents from holders of approximately $937.8 million, or 92.4 percent, of the principal amount of its outstanding 8.25% senior notes due 2020 (the “2020 Notes”), and it had received tenders and consents from holders of approximately $229.2 million, or 91.7 percent, of the principal amount of its outstanding 6.375% senior notes due 2021 (the “2021 Notes”), in connection with its previously announced tenders offers (the “Tender Offers”) and consent solicitations in respect of the 2020 Notes and the 2021 Notes, respectively.

CONSOL intends to execute a supplemental indenture with respect to the indenture governing the 2020 Notes (the “2020 Indenture”) that will eliminate substantially all restrictive covenants and certain default provisions contained in the 2020 Indenture, including shortening the minimum notice period for optional redemptions to three business days (the “2020 Supplemental Indenture”). CONSOL also intends to execute a supplemental indenture with respect to the indenture governing the 2021 Notes (the “2021 Indenture”) that will eliminate substantially all restrictive covenants and certain default provisions contained in the 2021 Indenture (the “2021 Supplemental Indenture”). The 2020 Supplemental Indenture and the 2021 Supplemental Indenture, however, will not become operative until CONSOL has purchased a majority in principal amount of the 2020 Notes and 2021 Notes, respectively, pursuant to the terms of the Tender Offers.

CONSOL’s obligation to accept for purchase, and to pay for, any of the 2020 Notes and the 2021 Notes, respectively, pursuant to the Tender Offers is subject to a number of conditions that are set forth in the Offers to Purchase and Solicitation of Consents Statement, dated March 9, 2015 (the “Offer to Purchase Statement”), including the satisfaction of a financing condition whereby CONSOL will complete one or more debt financings with sufficient net proceeds to pay the total consideration for all tendered 2020 Notes and 2021 Notes (the “Financing Condition”). Subject to the satisfaction or waiver of the remaining customary conditions to the Tender Offers, CONSOL expects to pay to all holders who validly tendered their 2020 Notes prior to the Consent Expiration, and did not withdraw them prior to 5:00 p.m., New York City time, today (the “Withdrawal Time”), the Total Consideration of $1,045.75 for each $1,000 principal amount of 2020 Notes, which includes a $50.00 consent payment on or before the final settlement date described below. Additionally, subject to the satisfaction or waiver of the remaining customary conditions to the Tender Offers, CONSOL expects to pay to all holders who validly tendered their 2021 Notes prior to the Consent Expiration, and did not withdraw them prior to the Withdrawal Time, the Total Consideration of $1,050.00 for each $1,000 principal amount of 2021 Notes, which includes a $50.00 consent payment, on or before the final settlement date described below.

The Tender Offers are scheduled to expire at 11:59 p.m., New York City time, on April 6, 2015, unless extended (the “Expiration Time”). Holders who validly tender their 2020 Notes after the Consent Expiration but before the Expiration Time will be eligible to receive on the final settlement date only the Tender Offer Consideration, which is $995.75 for each $1,000 principal amount of 2020 Notes, and $1,000.00 for each $1,000 principal amount of 2021 Notes, neither of which includes a consent payment. The final settlement date is expected to be April 7, 2014.

Holders whose 2020 Notes or 2021 Notes are purchased in the Tender Offers, respectively, will also receive accrued and unpaid interest from the most recent applicable interest payment date up to, but not including, the applicable settlement date.

The Withdrawal Time has passed, so previously tendered 2020 Notes or 2021 Notes, as the case may be, may no longer be withdrawn, and holders who tender their 2020 Notes or 2021 Notes, as the case may be, thereafter will not have withdrawal rights.

The complete terms and conditions of the Tender Offers are described in the Offer to Purchase Statement, copies of which may be obtained from D.F. King & Co., Inc., the tender agent and information agent for the Offer, by calling (800) 967-4612 (US toll-free) or by emailing cnx@dfking.com.

CONSOL has also retained Goldman, Sachs & Co. as dealer manager for the Tender Offers and solicitation agents for the consent solicitations. Questions regarding the terms of the Tender Offers may be directed to the Liability Management Group of Goldman, Sachs & Co. by calling (212) 902-6941 (collect) or (800) 828-3182 (toll free).

None of CONSOL, its board of directors (or any committee thereof), the dealer manager, the tender agent, the information agent, the trustee for the 2020 Notes and the 2021 Notes or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their 2020 Notes or 2021 Notes in the Tender Offers.

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities. The Tender Offers are being made solely by the Offer to Purchase Statement dated March 9, 2015. The Tender Offers are not being made to holders of 2020 Notes or 2021 Notes, as the case may be, in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

CONSOL Energy Inc. (NYSE: CNX) is a Pittsburgh-based producer of natural gas and coal. The company is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin. Additional information may be found at www.consolenergy.com.

Cautionary Statements:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any notes nor shall there be any sale of notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Exchange Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the factors discussed in the 2014 Form 10-K under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

Contacts:

Investor:	Tyler Lewis at (724) 485-3157

Media:	Brian Aiello at (724) 485-3078